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                                                        EXHIBIT 10(B)

       [PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA - LETTERHEAD]


                                                        April 28, 1997




Providentmutual Life and Annuity Company of America
300 Continental Drive
Newark, DE 19713


Gentlemen:


I hereby consent to the use of my name in the Prospectus under the heading "Experts" filed as part of the Post-Effective Amendment No. 4 on Form N-4(File No. 33-65512) for the Providentmutual Variable Annuity Separate Account.




                                        Very truly yours,


                                        /s/
                                        --------------------------
                                        Scott V. Carney, FSA, MAAA
                                        Vice President & Actuary

SVC/ja